Exhibit 23.1

EXHIBIT 21.1 – CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-137592) of Banks.com, Inc. (the “Company”) of our report dated March 27, 2008 relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2007 included in this Annual Report on Form 10KSB.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 31, 2008